Exhibit 10.25

INTEGRATED DEVICE TECHNOLOGY, INC.

1984 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated Effective as of September 29, 2003)

i

INTEGRATED DEVICE TECHNOLOGY, INC.

1984 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated Effective as of September 29, 2003)

Section 1.               Establishment of the Plan.

The Integrated Device Technology, Inc. 1984 Employee Stock Purchase Plan (the “Plan”) is hereby amended and restated to provide for certain changes in the duration and frequency of Purchase Periods, to increase the number of shares of common stock reserved for issuance under the Plan, to increase the percentage of a Participant’s compensation that may be subject to payroll deductions under the Plan, to increase the number of shares of stock that a Participant may purchase within any Purchase Period and to provide for certain other changes.  The Plan provides Eligible Employees with an opportunity to purchase the Company’s common stock so that they may increase their proprietary interest in the success of the Company.  The Plan, which provides for the purchase of stock through payroll withholding, is intended to qualify under Section 423 of the Code.

Section 2.               Definitions.

(a)           “Board of Directors” or “Board” means the Board of Directors of the Company.

(b)           “Code” means the Internal Revenue Code of 1986, as amended.

(c)           “Company” means Integrated Device Technology, Inc., a Delaware corporation.

(d)           “Compensation” means the cash remuneration paid to a Participant during a Purchase Period that is reported on Form W-2 for federal income tax purposes (including salary deferrals to the Integrated Device Technology, Inc. 401(k) Savings Plan and contributions to the Company’s Code Section 125 plan).  Compensation shall include overtime and shift differential payments, incentive compensation, commissions, profit sharing payments and bonuses.  Notwithstanding the foregoing, Compensation shall exclude any special payments (e.g., moving or auto allowances, educational reimbursements, welfare benefits, amounts realized from the exercise, sale exchange or other disposition of any stock option and premiums for life and disability insurance).

(e)           “Date of Exercise” means the last day of each Purchase Period within any Participation Period.

(f)            “Date of Participation” means, except as provided in Section 5(d), the first day of the earliest Participation Period with respect to which an Eligible Employee is participating in the Plan.  Notwithstanding the foregoing, effective September 29, 2003, each Eligible Employee’s Date of Participation shall be the later of September 29, 2003 or the first day of the earliest Participation Period with respect to which an Eligible Employee is participating in the Plan.

(g)           “Eligible Employee” means any Employee of a Participating Company (i) who is customarily employed for at least twenty (20) hours per week, (ii) who is customarily employed for more than five (5) months per calendar year, and (iii) who is an Employee at the commencement of a Purchase Period.

In the event an Eligible Employee fails to remain in the continuous employ of a Participating Company customarily for at least twenty (20) hours per week during a Participation Period, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her; provided that a Participant who goes on an unpaid leave of absence shall be permitted to remain in the Plan during such leave of absence.  Notwithstanding the preceding sentence, if such Participant is not guaranteed reemployment by contract or statute and the leave of absence extends beyond ninety (90) days, such Participant shall be deemed to have terminated employment for purposes of the Plan on the ninety–first (91st) day of such leave of absence.  Payroll deductions for a Participant who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such Participant.  The Date of Participation for a Participant who has been on unpaid leave of absence shall be the same as if such Participant remained in continuous service as an Employee of a Participating Company throughout such unpaid leave of absence.

(h)           “Employee” means any person who renders services to a Participating Company in the status of an employee within the meaning of Code Section 3401(c).   “Employee” shall not include any Board member of a Participating Company who does not render services to the Participating Company in the status of an employee within the meaning of Code Section 3401(c).

(i)            “Fair Market Value” of a share of Stock means the market price of Stock, determined as follows: (i) if the Stock was traded over–the–counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the closing bid price quoted by the National Association of Securities Dealers, Inc. (“NASDAQ”) for the immediately preceding date; (ii) if the Stock is traded over–the–counter on the date in question and was classified as a national market issue, then the Fair Market value shall be equal to the last–transaction price quoted by the NASDAQ system for the immediately preceding date; (iii) if the Stock is traded on a national exchange on the date in question, then the Fair Market Value shall be the highest closing bid price reported on such exchange for the immediately preceding date.  If the Stock is not traded on the date as of which the Fair Market Value is to be determined, Fair Market Value shall be determined as of the first preceding date on which Stock was traded.  In all cases the determination of Fair Market Value by the Board of Directors shall be conclusive and binding on all persons.

(j)            “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 5 hereof.

(k)           “Participating Company” means the Company and such present or future Subsidiaries of the Company as the Board of Directors shall from time to time designate.

(l)            “Participation Period” means each consecutive twelve month period commencing on the Company’s first and third fiscal quarters during the term of the Plan.  The Board shall have the power to change the frequency and/or duration of Participation Periods upon at least fifteen (15) days written notice to then-Eligible Employees before the scheduled beginning of the Participation Period to be affected.

(m)          “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(n)           “Plan Administrator” means the committee appointed by the Board to administer the Plan pursuant to Section 4.

(o)           “Purchase Period” with respect to any Participant means each six-month period commencing on the Company’s first and third fiscal quarters beginning with the Date of Participation.  The Board shall have the power to change the frequency and/or duration of Purchase Periods upon at least fifteen (15) days written notice to then-Eligible Employees before the scheduled beginning of the Purchase Period to be affected.

(p)           “Purchase Price” means the price at which Participants may purchase Stock under Section 8 of the Plan, as determined pursuant to Section 6.

(q)           “Stock” means the common stock, par value $0.001, of the Company.

(r)            “Stock Administrator” means the Company’s Stock Administration Department.

(s)           “Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code.

Section 3.               Duration; Shares Authorized.

The Plan shall terminate on the last day of the Company’s 2008–2009 fiscal year, unless terminated earlier by the Board of Directors.  The maximum aggregate number of shares which may be offered under the Plan shall be 11,100,000 shares of Stock, subject to adjustment as provided in Section 12 hereof.

Section 4.               Administration.

(a)           Except as otherwise provided herein, the Plan shall be administered by the Board or by a committee (the “Plan Administrator”) appointed by the Board of Directors which shall consist of not less than two members of the Board.  References in this Plan to the “Plan Administrator” shall mean the Board if no Plan Administrator has been appointed.  The interpretation and construction by the Plan Administrator of any provision of the Plan or of any right to purchase stock qualified hereunder shall be conclusive and binding on all persons.

(b)           No member of the Board or the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan or the right to purchase Stock hereunder.  The Plan Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock purchased thereunder, and against all amounts paid by it in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Plan Administrator is liable for negligence or misconduct in the performance of its duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, the Plan Administrator shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

(c)           All costs and expenses incurred in administering the Plan shall be paid by the Company.  The Board or the Plan Administrator may request advice for assistance or employ such other persons as are necessary for proper administration of the Plan.

Section 5.               Eligibility and Participation.

(a)           Any person who qualifies or will qualify as an Eligible Employee on the Date of Participation with respect to a Participation Period may elect to participate in the Plan for such Participation Period.  An Eligible Employee may elect to participate by submitting the prescribed enrollment form.  The enrollment form shall be filed with the Stock Administrator no later than the filing deadline imposed and communicated to Eligible Employees with respect to the Participation Period for which such enrollment form is intended to be effective by the Stock Administrator, and if none is so imposed and/or communicated, then no later than five (5) days before the Participation Period for which such enrollment form is intended to be effective.  The Eligible Employee shall designate on the enrollment form the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock, which may be any whole percentage from 1 to 15% of the Participant’s Compensation.

(b)           By enrolling in the Plan, a Participant shall be deemed to have been granted an option on his or her Date of Participation to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant’s Compensation which is withheld during each Purchase Period within the Participation Period for which the Participation is enrolled.  However, with respect to any Purchase Period, no Participant shall be eligible to purchase more than five thousand (5,000) shares of Stock provided that such amount shall not result in the limitations set forth in Section 13 being exceeded.  Notwithstanding the foregoing, effective as of October 1, 2002, the Plan Administrator, or a committee appointed by the Plan Administrator, which committee may be comprised solely of employees of the Company, shall have the right to amend the limit set forth in this Section 5(b) with respect to Purchase Periods commencing after the date of such amendment; provided, however, that in no event shall the limit exceed five thousand (5,000) shares of Stock per Purchase Period or the limitations set forth in Section 13.

(c)           Once enrolled, a Participant will continue to participate in the Plan for each succeeding Purchase Period and each succeeding Participation Period until he or she terminates participation or ceases to qualify as an Eligible Employee.  A Participant who withdraws from the Plan in accordance with Section 9 may again become a Participant in a subsequent Participation Period, if he or she then is an Eligible Employee, by following the procedure described in Section 5(a).

(d)           If the Fair Market Value of a share of Stock on the Date of Participation for the current Participation Period in which a Participant is enrolled is higher than the Fair Market Value of a share of Stock on the first day of any subsequent Participation Period, the Company will (after the Purchase Period), terminate the current Participation Period, and the Participant’s Date of Participation shall be the first day of such subsequent Participation Period until changed in accordance with the terms of this Plan.

Section 6.               Purchase Price.

The Purchase Price for each share of Stock shall be the lesser of (i) eighty–five percent (85%) of the Fair Market Value of such share on the Date of Participation or (ii) eighty–five percent (85%) of the Fair Market Value of such share on the Date of Exercise, for an applicable Participation Period.

Section 7.               Employee Contributions.

A Participant may purchase shares of Stock solely by means of payroll deductions.  Payroll deductions, as designated by the Participant pursuant to Section 5(a), shall commence with the first paycheck issued during the Purchase Period and shall be deducted from each subsequent paycheck throughout the Purchase Period; provided, however, that, with respect to a Participant, the Company shall be entitled to discontinue payroll deductions for such Participant during a Purchase Period to the extent that the Company determines that the payroll deductions for such Participant during such Purchase Period will cause the Participant to exceed the limitations set forth in Sections 5 or 13; provided, further, that the Company will recommence payroll deductions for such Participant on the first day of the next Purchase Period to the extent the limitation set forth in Section 13 has not been exceeded.  If a Participant desires to decrease the rate of payroll withholding during the Purchase Period, he or she may do so one time during a Purchase Period by submitting the prescribed percentage change form with the Stock Administrator.  Such decrease will be effective no later than the first day of the second period, which begins following the receipt of the new percentage change form.  If a Participant desires to increase or decrease the rate of payroll withholding, he or she may do so effective for the next Purchase Period by submitting a new percentage change form with the Stock Administrator on or before the date imposed and communicated to Eligible Employees by the Stock Administrator, and if none is so imposed and/or communicated, then no later than five (5) days before the Purchase Period for which such change is to be effective.

Section 8.               Plan Accounts; Purchase of Shares.

(a)           The Company will maintain a Plan Account on its books in the name of each Participant.  At the close of each pay period, the amount deducted from the Participant’s Compensation will be credited to the Participant’s Plan Account.

(b)           As of each Date of Exercise, the amount then in the Participant’s Plan Account will be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Sections 5(b), 8(c) and 13) shall be purchased from the Company with the funds in the Participant’s Plan Account.  The number of shares of Stock so purchased shall be delivered to a brokerage account designated by the Plan Administrator and kept in such account pursuant to the enrollment form (which shall be uniform) between each Participant and the Company and subject to the conditions described therein (which may include, without limitation, restrictions on transferability of the shares of Stock so purchased).

(c)           In the event that the aggregate number of shares which all Participants elect to purchase during a Purchase Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction the numerator of which is the sum of the number of shares the Participant has elected to purchase pursuant to Section 5, and the denominator of which is the sum of the number of shares which all employees have elected to purchase pursuant to Section 5.  Any cash amount remaining in the Participant’s Plan Account under these circumstances shall be refunded to the Participant.

(d)           Any amount remaining in the Participant’s Plan Account caused by a surplus due to fractional shares after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall be carried over in the Participant’s Plan Account for the succeeding Purchase Period, without interest.  Any amount remaining in the Participant’s Plan Account caused by anything other than a surplus due to fractional shares shall be refunded to the Participant in cash, without interest.

(e)           As soon as practicable following the end of each Purchase Period, the Company shall deliver to each Participant a Plan Account statement setting forth the amount of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

Section 9.               Withdrawal From the Plan.

A Participant may elect to withdraw from participation under the Plan at any time up to the last day of a Purchase Period by submitting the prescribed withdrawal form with the Stock Administrator.  As soon as practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant’s Plan Account will be refunded in cash, without interest.  A Participant who has withdrawn from the Plan shall not be a Participant in future Participation Periods, unless he or she again enrolls in accordance with the provisions of Section 5.

Section 10.             Effect of Termination of Employment or Death.

(a)           Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 9.  A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b)           A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s Account under the Plan in the event of such Participant’s death subsequent to the purchase of shares but prior to delivery to him or her of such shares and cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of such Participant’s death prior to the last day of a Purchase Period.  Designation of a beneficiary is located on page 2 of the prescribed enrollment form.

(c)           Such designation of beneficiary may be changed by the Participant at any time by submitting the prescribed designation of beneficiary change form with the Stock Administrator.  In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash in accordance with the Participant’s designation of beneficiaries under the Integrated Device Technology, Inc. 401(k) Savings Plan; or, in the absence of such designation, to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 11.             Rights Not Transferable.

The rights or interests of any Participant in the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under Section 9.

Section 12.             Recapitalization, Etc.

(a)           The aggregate number of shares of Stock offered under the Plan, the number and price of shares which any Participant has elected to purchase pursuant to Section 5 and the maximum number of shares which a Participant may elect to purchase under the Plan in any Purchase Period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares affected without receipt of consideration by the Company.

(b)           In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, this Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which each Participant has paid towards the Purchase Price of Stock hereunder shall be refunded, without interest.

(c)           The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

Section 13.             Limitation on Stock Ownership.

Notwithstanding any provision herein to the contrary, no Participant shall be permitted to elect to participate in the Plan (i) if such Participant, immediately after his or her election to participate, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, or (ii) if under the terms of the Plan the rights of the Employee to purchase Stock under this Plan and all other qualified employee stock purchase plans of the Company or its Subsidiaries would accrue at a rate which exceeds twenty–five thousand dollars ($25,000) of the Fair Market Value of such Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time.  Nothing in this Section shall cause a Participant’s Date of Participation to be other than as would be determined pursuant to the Plan without regard to the limitations set forth in this Section.  For purposes of this Section, ownership of stock shall be determined by the attribution rules of Section 425(d) of the Code, and Participants shall be considered to own any stock which they have a right to purchase under this or any other stock plan.

Section 14.             No Rights as an Employee.

Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company.  Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason.

Section 15.             Rights as a Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date of issuance to the brokerage account designated by the Plan Administrator the shares of Stock issued pursuant to the Plan.

Section 16.             Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.

Section 17.             Amendment or Termination of the Plan.

Except as otherwise provided herein, the Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice.  An amendment of the Plan shall be subject to shareholder approval only to the extent required by applicable laws, regulations or rules.

Section 18.             Governing Law.

The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

To record the adoption of this amended and restated Plan, the Company has caused its authorized officer to execute the same this         day of                            , 2003.

Integrated Device Technology, Inc.

By:
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